UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 26, 2019
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

Maryland	001-37506	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b
-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 (d) On February 26, 2019, the Boards of Directors of MSB Financial Corp. (the “Registrant”) and its wholly-owned subsidiary, Millington Bank, appointed Anthony M. Bruno to their respective Boards. He has been appointed to the class of directors, the term of which expires at the 2020 Annual Meeting and has been appointed to the Audit Committee. Since July 2016, Mr. Bruno has served as Chief Operating Officer of PF Compass, a firm specializing in the provision and management of employee benefit plans. Prior to joining PF Compass, Mr. Bruno was employed by Valley National Corporation and its wholly owned subsidiary, Valley National Bank, serving as President of Wealth Management and Insurance Services and First Senior Vice President of Valley National Bank, positions he held from July 2008 to June 2016.  From 1995 until its sale in 2008 to Valley National Corporation, Mr. Bruno was a founding director and held numerous bank positions including Chairman, President and Chief Executive Officer of Greater Community Bank and Greater Community Bancorp.  There are no transactions between Mr. Bruno on the one hand and the Registrant or Millington Bank on the other of the type required to be disclosed by Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.
	By:	/s/Michael A. Shriner
Date: February 26, 2019		Michael A. Shriner President and Chief Executive Officer